EXHIBIT 10.2

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 31, 2014
Original Conversion Price (subject to adjustment herein): $5.00

$_______________

8% SENIOR SECURED CONVERTIBLE DEBENTURE
DUE november 30, 2017

THIS 8% SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 8% Senior Secured Convertible Debentures of S&W Seed Company, a Nevada corporation, (the "Company"), having its principal place of business at 25552 South Butte Avenue, Five Points, CA 93624, designated as its 8% Senior Secured Convertible Debenture due November 30, 2017 (this debenture, the "Debenture" and, collectively with the Other Debentures (as defined herein) of such series, the "Debentures").

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ on November 30, 2017 (the "Maturity Date") or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

"Accelerated Amount" shall have the meaning set forth in Section 6(b) hereof.

"Acceleration Notice" shall have the meaning set forth in Section 6(b) hereof.

"Additional Pre-Monthly Redemption Shares" shall have the meaning set forth in Section 6(b) hereof.

"Additional Pre-Monthly Redemption Shares Delivery Date" shall have the meaning set forth in Section 6(b) hereof.

"Adjusted Conversion Price" means the greater of (i) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Adjustment Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) and (ii) $4.15 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date).

"Adjustment Date" shall have the meaning set forth in Section 5(b).

"Allocation Percentage" shall have the meaning set forth in Section 6(f).

"Allocation Pro Rata Amount" shall have the meaning set forth in Section 6(f).

"Alternate Consideration" shall have the meaning set forth in Section 5(f).

"Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Original Issue Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group (as defined in Rule 13d-5 under the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation.

"Authorized Share Failure" shall have the meaning set forth in Section 4(c)(vi).

"Available Proceeds" means, with respect to the Real Estate Sale, one hundred percent (100%) of the aggregate cash proceeds generated by such event net of any bona fide fees and commissions incurred with respect thereto and the payoff of any Permitted Indebtedness secured by any Permitted Lien on the applicable property subject to such Real Estate Sale, and with respect to any Real Estate Sale Or Other Redemption not involving a Real Estate Sale, one hundred percent (100%) of the aggregate Real Estate Redemption Amounts of this Debenture and the Other Debentures that the Company has elected to redeem pursuant to a Real Estate Sale Or Other Redemption.

"Bankruptcy Event" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing (without regard to the 60-day periods referenced in any of the foregoing).

"Beneficial Ownership Limitation" shall have the meaning set forth in Section 4(d).

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Buy-In" shall have the meaning set forth in Section 4(c)(v).

"Buy-In Price" shall have the meaning set forth in Section 4(c)(v).

"Change of Control Transaction" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the principal Trading Market, as reported by Bloomberg L.P., or, if the principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg L.P., or, if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg L.P., or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

"Company Accelerated Amount" shall have the meaning set forth in Section 6(b) hereof.

"Company Acceleration Notice" shall have the meaning set forth in Section 6(b) hereof.

"Conversion Date" shall have the meaning set forth in Section 4(a).

"Conversion Price" shall have the meaning set forth in Section 4(b).

"Conversion Shares" means, collectively, the shares of Common Stock issuable pursuant to the terms of this Debenture.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Debenture Register" shall have the meaning set forth in Section 2(c).

"Deferral Amount" shall have the meaning set forth in Section 6(b) hereof.

"Deferral Notice" shall have the meaning set forth in Section 6(b) hereof.

"Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

"Distributions" shall have the meaning set forth in Section 5(e).

"DTC" shall have the meaning set forth in Section 2(a).

"Effectiveness Period" shall have the meaning set forth in the Registration Rights Agreement.

"Equity Conditions" means (a) during the Equity Conditions Measuring Period, the Company shall have duly honored all (x) exercises of Warrants to occur or occurring by virtue of one or more Notices of Exercise of any holder of Warrants, if any, and (y) conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder or any holder of the Other Debentures, if any, (b) during the Equity Conditions Measuring Period, the Company shall have timely paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture and the other Transaction Documents within 5 Business Days of when such payment is due pursuant to any such Transaction Documents, (c) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents, including without limitation, the shares of Common Stock issuable pursuant to Section 2 or 6, as applicable, and as of the applicable date of determination there is no event described in Section 3(k) of the Registration Rights Agreement (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the shares of Common Stock issuable pursuant to the Transaction Documents, including without limitation, the shares of Common Stock issuable pursuant to Section 2 or 6, as applicable, may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements and the Company shall have no knowledge of any fact that would cause any such shares of Common Stock not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (d) on each day during the Equity Conditions Measuring Period, the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents, including, without limitation, the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions, are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) on each day during the Equity Conditions Measuring Period, there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, including, without limitation, for the issuance of the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions, (f) during the Equity Conditions Measuring Period, there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares requiring the satisfaction of the Equity Conditions to the Holder would not violate the limitations set forth in Section 4(d) and Section 4(e) herein, (h) during the Equity Conditions Measuring Period, there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) during the Equity Conditions Measuring Period, the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries or any of their respective agents, Affiliates, officers, directors or employees that constitutes material non-public information, (j) on at least 20 Trading Days during the Equity Conditions Measuring Period, the daily trading volume for the Common Stock on the principal Trading Market exceeds 75,000 shares (subject to adjustment for forward and reverse stock splits and the like occurring after the Subscription Date) per Trading Day, (k) if the event requiring the satisfaction of the Equity Conditions is the payment on interest in shares of Common Stock, the Optional Redemption or the Forced Conversion, the Company shall have obtained the Shareholder Approval, (l) if the event requiring the satisfaction of the Equity Conditions is an Optional Redemption, the Closing Sale Price of the Common Stock exceeds 150% of the Conversion Price on the Original Issue Date (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) on at least 20 Trading Days during the Equity Conditions Measuring Period and (m) if the event requiring the satisfaction of the Equity Conditions is a Forced Conversion, the Closing Sale Price of the Common Stock exceeds 200% of the Conversion Price on the Original Issue Date (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) on at least 20 Trading Days during the Equity Conditions Measuring Period.

"Equity Conditions Measuring Period" means each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

"Event of Default" shall have the meaning set forth in Section 9(a).

"Excess Shares" shall have the meaning set forth in Section 4(d) hereof.

"Forced Conversion" shall have the meaning set forth in Section 6(c).

"Forced Conversion Date" shall have the meaning set forth in Section 6(c).

"Forced Conversion Notice" shall have the meaning set forth in Section 6(c).

"Forced Conversion Notice Date" shall have the meaning set forth in Section 6(c).

"Forced Conversion Period" shall have the meaning set forth in Section 6(c).

"Fundamental Transaction" shall have the meaning set forth in Section 5(e).

"Initial Pre-Monthly Redemption Shares" shall have the meaning set forth in Section 6(b) hereof.

"Initial Pre-Monthly Redemption Shares Delivery Date" shall mean the date that is 21st Trading Days immediately preceding the applicable Monthly Redemption Date.

"Intercreditor Agreement" shall have the meaning set forth in the Purchase Agreement.

"Interest Balance Shares" means, for any applicable Interest Payment Date, a number of shares of Common Stock, if any, equal to (i) the Interest Shares for such date determined by dividing the applicable Interest Share Amount by the Interest Conversion Price minus (ii) the amount of any Pre-Interest Shares delivered in respect of the applicable Interest Payment Date; provided, that in the event that the amount of Pre-Interest Shares exceeds the number of Interest Shares set forth in clause (i) above (such excess, the "Interest Shares Excess"), the Interest Balance Shares shall equal zero (0) for such date and in no event shall the Interest Shares Excess reduce the number of Pre-Interest Shares payable on the next applicable Pre-Interest Shares Delivery Date, if any.

"Interest Conversion Price" means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Balance Shares are issued and delivered to the Holder if such delivery is after the applicable Interest Payment Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period.

"Interest Interim Period" shall have the meaning set forth in Section 2(b).

"Interest Notice" shall have the meaning set forth in Section 2(b).

"Interest Notice Date" shall have the meaning set forth in Section 2(b).

"Interest Notice Period" shall have the meaning set forth in Section 2(a).

"Interest Payment Date" shall have the meaning set forth in Section 2(a).

"Interest Rate" means 8% per annum, subject to adjustment as set forth herein.

"Interest Share Amount" shall have the meaning set forth in Section 2(a).

"Interest Shares" shall have the meaning set forth in Section 2(a).

"Issuable Maximum" shall have the meaning set forth in Section 4(e).

"Late Fees" shall have the meaning set forth in Section 2(d).

"Lead Investor" means Hudson Bay Master Fund Ltd.

"Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

"Mandatory Default Amount" means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the lowest Conversion Price in effect during the period beginning on the date immediately preceding such Event of Default and ending on the date the Company pays the Mandatory Default Amount in full, multiplied by the greatest Closing Sale Price of the Common Stock during such period, or (ii) 130% of the outstanding principal amount of this Debenture, plus 130% of accrued and unpaid interest hereon, and (b) 130% of all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

"Monthly Conversion Amount" shall have the meaning set forth in Section 6(b).

"Monthly Conversion Period" shall have the meaning set forth in Section 6(b) hereof.

"Monthly Conversion Price" shall have the meaning set forth in Section 6(b) hereof.

"Monthly Redemption" means the redemption of this Debenture pursuant to Section 6(b) hereof.

"Monthly Redemption Amount" means, as to a Monthly Redemption, $______1, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture as to the applicable Monthly Redemption Amount, including, without limitation, any applicable Accelerated Amount(s), Company Accelerated Amount(s) and/or Deferral Amount(s), subject to adjustment by the Holder pursuant to Section 6(b).

"Monthly Redemption Balance Shares" means, for any applicable Monthly Redemption Date, a number of shares of Common Stock, if any, equal to (i) the Monthly Redemption Shares for such date determined by dividing the applicable Monthly Redemption Amount by the Monthly Redemption Price minus (ii) the amount of any Pre- Monthly Redemption Shares delivered in respect of the applicable Monthly Redemption Date; provided, that in the event that the amount of Pre-Monthly Redemption Shares exceeds the number of Monthly Redemption Shares set forth in clause (i) above (such excess, the "Monthly Redemption Shares Excess"), the Monthly Redemption Balance Shares shall equal zero (0) for such date and in no event shall the Monthly Redemption Shares Excess reduce the number of Initial Pre-Monthly Redemption Shares or Monthly Redemption Balance Shares payable on the next applicable Initial Pre-Monthly Redemption Shares Delivery Date or Monthly Redemption Date, as applicable, if any.

"Monthly Redemption Date" means the 1st Business Day of each month, commencing on July 1, 2015, and terminating upon the full redemption of this Debenture.

"Monthly Redemption Notice" shall have the meaning set forth in Section 6(b) hereof.

"Monthly Redemption Notice Date" shall have the meaning set forth in Section 6(b) hereof.

"Monthly Conversion Price" shall have the meaning set forth in Section 6(b) hereof.

"Monthly Redemption Shares" shall have the meaning set forth in Section 6(b) hereof.

"New York Courts" shall have the meaning set forth in Section 12(d).

___________________
1 Insert 1/28th of the principal amount outstanding on the Original Issue Date.

"Notice of Conversion" shall have the meaning set forth in Section 4(a).

"Optional Redemption" shall have the meaning set forth in Section 6(a).

"Optional Redemption Amount" shall have the meaning set forth in Section 6(a).

"Optional Redemption Date" shall have the meaning set forth in Section 6(a).

"Optional Redemption Notice" shall have the meaning set forth in Section 6(a).

"Optional Redemption Notice Date" shall have the meaning set forth in Section 6(a).

"Optional Redemption Period" shall have the meaning set forth in Section 6(a).

"Optional Redemption Price" means 120% of the sum of (a) the then outstanding principal amount of the Debenture, (b) the accrued but unpaid interest (c) all other interest that would have accrued and been paid on the outstanding principal amount of the Debenture if such Debenture had been held until the Maturity Date and (d) all liquidated damages and other amounts due in respect of the Debenture.

"Options" means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

"Original Issue Date" means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

"Other Debentures" means the debentures of the same series as this Debenture issued by the Company pursuant to the Purchase Agreement.

"Permitted Indebtedness" means (a) the Indebtedness evidenced by this Debenture and the Other Debentures, (b) Indebtedness, liabilities or other obligations incurred by the Company in connection with (i) those certain Credit Facility Agreements, dated as of February 21, 2014, by and between the Company and Wells Fargo Bank, National Association (together, the "Wells Fargo Facility"), (ii) that certain Credit Facility Agreement, dated as of August 23, 2007, by and between Seed Genetics International Pty Ltd and National Australia Bank Limited so long as the Company is not a debtor or a pledgor of assets as security under such facility (the "NAB Facility"), (iii) any modification or amendments to the Wells Fargo Facility or NAB Facility, or (iv) any credit facility with a traditional bank lending institution replacing, refinancing or expanding the Wells Fargo Facility or NAB Facility, provided, that in the case of the Wells Fargo Facility, such credit facility is subject to an intercreditor agreement substantially on the same terms as the Intercreditor Agreement, provided, further, that no Indebtedness described in this clause (b) shall be or become convertible, exchangeable or exercisable into Common Stock or Common Stock Equivalents, (c) the Indebtedness existing and as in effect on the Subscription Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement, provided, that such Indebtedness is not increased, refinanced, amended, changed or modified on or after the Subscription Date, (d) lease obligations and purchase money indebtedness, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (e) Indebtedness evidenced by the promissory note dated as of December 31, 2014 made by the Company for the benefit of Pioneer Hi-Bred International, Inc. with the terms, provisions and amounts as in effect on the Subscription Date, (f) Indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to the Collateral Agent in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date and (g) after the termination of the Wells Fargo Facility or the NAB Facility (and any refinancing or replacement facility in respect thereof), asset-backed lines of credit for working capital solely secured by accounts receivable and inventory.

"Permitted Lien" means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of the Company's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien and (c) Liens incurred in connection with Permitted Secured Indebtedness.

"Permitted Secured Indebtedness" means Permitted Indebtedness set forth in clauses (b), (e) and (g) of such definition.

"Pre-Interest Shares" shall have the meaning set forth in Section 2(a) hereof.

"Pre-Interest Shares Delivery Date" shall have the meaning set forth in Section 2(a).

"Pre-Monthly Redemption Shares" shall have the meaning set forth in Section 6(b) hereof.

"Pro Rata Amount" means a fraction (i) the numerator of which is the principal amount of this Debenture on the Closing Date and (ii) the denominator of which is the aggregate principal amount of all Debentures issued to the initial holders of Debentures pursuant to the Purchase Agreement on the Closing Date.

"Purchase Agreement" means the Securities Purchase Agreement, dated as of the Subscription Date among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

"Purchase Rights" shall have the meaning set forth in Section 5(d) hereof.

"Real Estate Sale" means any Disposition of any real estate property owned by the Company or any of the Subsidiaries in (a) Imperial Valley, California and (b) Five Points, California.

"Real Estate Sale Or Other Redemption" shall have the meaning set forth in Section 6(a).

"Real Estate Sale Or Other Redemption Amount" shall have the meaning set forth in Section 6(d).

"Real Estate Sale Or Other Redemption Date" shall have the meaning set forth in Section 6(d).

"Real Estate Sale Or Other Redemption Notice" shall have the meaning set forth in Section 6(d).

"Real Estate Sale Or Other Redemption Notice Date" shall have the meaning set forth in Section 6(d).

"Real Estate Sale Or Other Redemption Price" shall have the meaning set forth in Section 6(d).

"Redemption" means, collectively, the Optional Redemption, the Monthly Redemptions, the Forced Conversion and the Real Estate Sale Or Other Redemption, each of the foregoing, individually, a Redemption.

"Redemption Date" means, collectively, the Optional Redemption Date, the Monthly Redemption Date, the Forced Conversion Date and the Real Estate Sale Or Other Redemption Date, each of the foregoing, individually, a Redemption Date.

"Redemption Price" means, collectively, the Optional Redemption Price, the Monthly Redemption Amount, the shares of Common Stock to be issued to the Holder pursuant to the Forced Conversion and the Real Estate Sale Or Other Redemption Price, each of the foregoing, individually, a Redemption Date.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, in the form of Exhibit B attached to the Purchase Agreement.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Holder and the holders of the Other Debentures as provided for in the Registration Rights Agreement.

"Reported Outstanding Share Number" shall have the meaning set forth in Section 4(d) hereof.

"Required Holders" means the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Debentures.

"Required Reserve Amount" shall have the meaning set forth in Section 4(c)(vi) hereof.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning set forth in Section 4(c)(ii).

"Subscription Date" means December 30, 2014.

"Successor Entity" shall have the meaning set forth in Section 5(f).

"Trading Day" means a day on which the principal Trading Market is open for trading; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

  Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the Interest Rate, payable in arrears monthly on the first Business Day of each month beginning on the first such date after the Original Issue Date, on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed), on each Forced Conversion Date (as to that principal amount then being converted), on each Real Estate Sale Or Other Redemption Date (as to that principal amount then being redeemed), and on the Maturity Date (each such date, an "Interest Payment Date") (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day) with the first Interest Payment Date being February 2, 2015, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Price (the dollar amount to be paid in shares, the "Interest Share Amount" and such number of shares determined by dividing the applicable Interest Share Amount by the Interest Conversion Price, the "Interest Shares"), or at the Company's election, in cash or a combination thereof; provided, however, that payment of interest in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the Equity Conditions Measuring Period measured as of the applicable Interest Notice Date and through and including the later of (i) the applicable Interest Payment Date and (ii) the date such shares of Common Stock are actually issued to the Holder (the "Interest Notice Period"), (ii) the Company shall have given the Holder an Interest Notice (as defined in Section 2(b)) in accordance with the notice requirements set forth in Section 2(b) below and (iii) in the event the Company indicates in the applicable Interest Notice that it shall pay all or any portion of interest due on such Interest Payment Date in shares of Common Stock, the Company shall deliver on the date which is the 21st Trading Day prior to the applicable Interest Payment Date (each, an "Pre-Interest Shares Delivery Date"), to the Holder's account with The Depository Trust Company (or another established clearing corporation performing similar functions) (the "DTC") a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Interest Conversion Price assuming for purposes of the "Interest Conversion Price" definition that the Interest Payment Date is the applicable Pre-Interest Shares Delivery Date (such number of Interest Shares, the "Pre-Interest Shares"). On each Interest Payment Date, with respect to which the Company notified the Holder it shall pay Interest in whole or in portion in Common Stock, the Company shall deliver to the Holder a number of shares of Common Stock equal to the applicable Interest Balance Shares. If (i) the Company notified the Holder on the applicable Interest Notice Date that it shall pay Interest in whole or in portion in Common Stock and (ii) as a result of such payment of Interest in Common Stock, the Holder will exceed its Beneficial Ownership Limitation and the Holder does not waive the Equity Condition set forth in clause (g) of such definition, the Holder shall deliver a written notice to the Company on the Trading Day immediately following the applicable Interest Notice Date that such Equity Condition is not satisfied or waived and specifying how many shares of Common Stock the Holder is able to receive without exceeding its Beneficial Ownership Limitation.

  Company's Election to Pay Interest in Cash or Shares. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company. On the date which is the 23rd Trading Day prior to the applicable Interest Payment Date (each, an "Interest Notice Date"), the Company shall deliver to the Holder a written notice (each, an "Interest Notice") of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice, and, if interest is to be paid, in whole or in part, in shares of Common Stock, certifies that the Equity Conditions are satisfied as of the applicable Interest Notice Date. The Company's election in any Interest Notice (whether specific to an Interest Payment Date, multiple Interest Payment Dates or continuous) shall be irrevocable as to such Interest Payment Date(s). If any of the Equity Conditions are not satisfied as of the applicable Interest Notice Date, then unless the Company has elected to pay such interest in cash, the applicable Interest Notice shall indicate that unless the Holder waives the Company's failure to satisfy the Equity Conditions, the interest shall be paid in cash. If the Company confirmed the payment of the applicable Interest in shares of Common Stock, in whole or in part, and if the Company satisfied the Equity Conditions as of the applicable Interest Notice Date but the Company fails to satisfy any Equity Condition between the applicable Interest Notice Date and any time prior to the applicable Interest Payment Date (an "Interest Interim Period"), the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Company's failure to satisfy the Equity Conditions, the interest shall be paid in cash. If the Company fails to satisfy any Equity Condition (which failure is not waived in writing by the Holder) during such Interest Interim Period, then at the option of the Holder, the Holder may (i) nevertheless require the Company to pay the amount of interest in shares of Common Stock or (ii) require the Company to pay the amount of interest (including any portion of the Pre-Interest Shares in which case the Holder shall return such related Pre-Interest Shares, which the Holder has not otherwise sold, transferred or disposed of, to the Company) payable on the applicable Interest Payment Date in cash. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in shares of Common Stock. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Pre-Interest Shares previously issued to the Holder in connection with such Interest Payment Date on the related Pre-Interest Shares Delivery Date. All shares of Common Stock issued on an Pre-Interest Shares Delivery Date or an Interest Payment Date shall be validly issued, fully paid and nonassessable shares of Common Stock.

  Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest (other than the Pre-Interest Shares issued on a Pre-Interest Shares Delivery Date) shall be made on an Interest Payment Date. Prior to the payment of Interest on an Interest Payment Date, Interest on this Debenture shall accrue at the Interest Rate and be payable (x) upon redemption of the Debentures on the applicable Redemption Date as provided in the provisions governing the applicable Redemption and solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the applicable Redemption Date and (y) upon conversion of the Debentures on each Share Delivery Date in accordance with the Company's election or requirement to pay interest in cash or shares of Common Stock as set forth in the most Interest Notice with respect to the Interest Payment Date immediately following the applicable Conversion Date (i) in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by the Holder in writing to the Company or (ii) in shares of Common Stock on each Share Delivery Date in accordance with Section 4(c) and solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the applicable Share Delivery Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the "Debenture Register"). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor's) initial purchases of Debentures pursuant to the Purchase Agreement.

  Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the "Late Fees") which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the greater of (i) the interest amount due on such Interest Payment Date and (ii) the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

  Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

  Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

  Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

  Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may, absent manifest error, treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

  Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) and Section 4(e) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a "Notice of Conversion"), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company's obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company shall deliver confirmation or may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

  Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $5.00, subject to adjustment herein (the "Conversion Price").

  Mechanics of Conversion.

    Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

    Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the "Share Delivery Date"), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares being acquired upon the conversion of this Debenture and Interest Shares for any accrued interest thereon, if the Company has indicated in the most recent Interest Notice that it has elected or is required to pay interest on the Interest Payment Date immediately following the applicable Conversion Date in shares of Common Stock, which prior to the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be delivered in certificated form representing the Conversion Shares being acquired upon the conversion of this Debenture and Interest Shares for any accrued interest thereon, if applicable, and (B) if the Company has indicated in the most recent Interest Notice that it has elected or is required to pay interest on the Interest Payment Date immediately following the applicable Conversion Date in cash, accrued interest in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by the Holder in writing to the Company. On or after the earlier of (i) the six month anniversary of the Original Issue Date and (ii) the Effective Date, the Company shall deliver any shares of Common Stock required to be delivered by the Company under this Section 4(c) electronically through the DTC or another established clearing corporation performing similar functions without any restrictive legends or trading restrictions. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock are credited to the Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

    Failure to Deliver Shares. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder (or the Holder's account with DTC is not credited as directed by the Holder, as applicable) by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company, if so previously delivered to the Company, and the Holder shall promptly return to the Company the Common Stock issued to such Holder pursuant to the rescinded Notice of Conversion.

    Obligation Absolute; Other. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof for the Company's failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

    Compensation for Buy-In on Failure to Timely Deliver Shares of Common Stock Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such shares of Common Stock by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Company shall within 3 Trading Days after the Holder's request, at the Holder's discretion either (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the Holder's total purchase price (including any brokerage commissions and other out-of-pocket expenses, if any) for the Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver such certificate or credit the Holder's balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the applicable portion of this Debenture shall terminate or (B) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for such shares of Common Stock, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price as in effect at any time during the period beginning on the date of the applicable Notice of Conversion and ending on the applicable Share Delivery Date, and at the option of the Holder, either reinstate the Debenture for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver in the manner required by Section 4(c)(ii) to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

    Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than 130% of such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder (the "Required Reserve Amount"). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such

    Registration Statement (subject to such Holder's compliance with its obligations under the Registration Rights Agreement). If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Stock and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the Commission an Information Statement on Schedule 14C. If, upon any conversion of this Debenture, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable attempted conversion in exchange for cancellation of the principal amount of this Debenture that is subject to such Notice of Conversion, cash in an amount equal to the product of (i) the number of Conversion Shares that the Company is unable to deliver pursuant to this Section 4(c)(vi), and (ii) the greater of (x) the arithmetic average of the daily VWAPs of the Common Stock during the 5 consecutive Trading Days immediately preceding the attempted conversion and (ii) the highest trading price of the Common Stock at any time on the date of the attempted conversion (or if such date is not a Trading Day, the last Trading Day prior to such date).

    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

    Transfer Taxes and Expenses. The issuance of shares of the Common Stock on conversion of this Debenture or as payment of interest on this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the DTC required for same-day electronic delivery of the Conversion Shares.

  Holder's Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, if and then only to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder together with the Holder's other Attribution Parties would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all the other Attribution Parties, plus the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any other Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any Other Debentures or the Warrants) beneficially owned by the Holder or any other Attribution Parties.  For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company's most recent periodic or annual report or other public filing with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number").  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or the other Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. If the Company receives a Notice of Conversion from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Conversion would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Conversion. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder and any other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Debenture results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder may, from time to time, increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 4(d) shall continue to apply. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

  Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of this Debenture, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date (i) in connection with the conversion of any Debentures issued pursuant to the Purchase Agreement or as Interest Shares pursuant to the Debentures and (ii) in connection with the exercise of any Warrants issued pursuant to the Purchase Agreement, would exceed 1,036,594 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like occurring after the Subscription Date) (or in the event the transactions contemplated by the Transaction Documents are not integrated with the transactions contemplated by the MFP Documents for purposes of any Shareholder Approval requirement, 2,330,594 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like occurring after the Subscription Date)) (such number of shares, the "Issuable Maximum"). The Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the Holder's Debenture, by (y) the aggregate original principal amount of all Debentures issued on the Original Issue Date to all Holders. In addition, the Holder may allocate its pro-rata portion of the Issuable Maximum among Debentures and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event the Holder no longer holds any Debentures or Warrants and the amount of shares issued to the Holder pursuant to the Holder's Debentures and Warrants was less than the Holder's pro-rata share of the Issuable Maximum. In the event that the Company is prohibited from issuing any shares of Common Stock for which a Notice of Conversion has been received as a result of not obtaining Shareholder Approval by March 31, 2015, then unless the Holder elects to rescind such conversion, the Company shall pay cash in exchange for cancellation of the principal amount of this Debenture that is subject to such Notice of Conversion, at a price per share of Common Stock that would have been issued upon such conversion if this Section 4(e) were not in effect, equal to the greater of (i) the arithmetic average of the daily VWAPs of the Common Stock during the 5 consecutive Trading Days immediately preceding the attempted conversion and (ii) the highest trading price of the Common Stock at any time during the date of the attempted conversion (or if such date is not a Trading Day, the last Trading Day prior to such date).

Section 5. Certain Adjustments.

  Stock Dividends and Stock Splits. If the Company, at any time after the Subscription Date and until the date this Debenture is no longer outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

  Adjusted Conversion Price. If on the date that is nine (9) months immediately following the Original Issue Date (or if such date is not a Business Day, the Business Day immediately following such date) (the "Adjustment Date"), the Conversion Price then in effect exceeds the Adjusted Conversion Price, the Conversion Price hereunder shall be reset to the Adjusted Conversion Price as of such Adjustment Date. In no event shall the Conversion Price be increased pursuant to provisions of this Section 5(b).

  Voluntary Adjustment by Company. The Company may at any time during the term of this Debenture, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents, Options, Convertible Securities, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

  Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation at which time or times the Holder shall be entitled to participate in such Distribution (and any Distribution in respect of such Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

  Fundamental Transaction. If, at any time while this Debenture is outstanding, the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions (1) (i) consolidate or merge (whether or not the Company is the surviving corporation) with or into another Person or Persons, or (ii) sell, assign, transfer, convey, lease, license or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, or (iii) make, or allow one or more Persons to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer (whether by the Company or another Person) that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or Affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Persons making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or Affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that such Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock or effect any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (2) allow any Person individually or Persons in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Persons as of the date of this Debenture calculated as if any shares of Common Stock held by all such Persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (3) issue or enter into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition, in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction (each a "Fundamental Transaction"), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion

  Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 5(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the "Company" shall refer instead to the Company and the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 5(f) shall apply similarly and equally to successive Fundamental Transactions.

  Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

  Notice to the Holder.

    Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

    Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a dividend or distribution on or a redemption of the Common Stock, (C) the Company shall authorize the granting, issuance or sale of any Options, Convertible Securities or rights to purchase stock, warrants to subscribe for or purchase any shares of capital stock of any class or of any rights to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Optional Redemption; Monthly Redemptions; Forced Conversion; Real Estate Sale Or Other Redemption; Other.

  Optional Redemption at Election of Company.  Subject to the provisions of this Section 6(a), at any time after the date that is six (6) months immediately following the Original Issue Date, provided that all the Equity Conditions have been satisfied (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date (as defined below) through the later of (x) the Optional Redemption Date (as defined below) and (y) the date the Optional Redemption Price is actually paid to the Holder in full (the "Optional Redemption Period"), the Company may redeem all or any portion of the principal amount of this Debenture then remaining, provided, that the aggregate principal amount under this Debenture and the Other Debentures being redeemed pursuant to this Section 6(a) (and analogous provisions under the Other Debentures) shall be at least $1,000,000, or such lesser principal amount that is then outstanding under this Debenture and the Other Debentures (such principal amount, the "Optional Redemption Amount") for cash in an amount equal to the Optional Redemption Price on the 30th calendar day following the Optional Redemption Notice Date (such date, the "Optional Redemption Date") (the "Optional Redemption"). The Company may exercise its right to require redemption under this Section 6(a) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of the Other Debentures (the "Optional Redemption Notice" and the date such notice is deemed delivered hereunder, the "Optional Redemption Notice Date"). The Optional Redemption Notice shall (i) state the Optional Redemption Date, (ii) state the aggregate principal amount of Debentures which the Company has elected to be subject to an Optional Redemption from the Holder and all of the holders of the Other Debentures pursuant to this Section 6(a) (and analogous provisions under the Other Debentures) on the Optional Redemption Date and (iii) certify that there has been no Equity Conditions Failure as of the Optional Redemption Notice Date. The Optional Redemption Notice shall be irrevocable.  The Company may not effect more than one (1) Optional Redemption.  The Optional Redemption Price is payable in full on the Optional Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company.  If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, Company shall provide the Holder a subsequent notice to that effect. If any Equity Condition fails to be satisfied (which failure is not waived in writing by the Holder) between the applicable Optional Redemption Notice Date and any time through the applicable Optional Redemption Date, then at the option of the Holder the Optional Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Optional Redemption Amount and the Holder shall be entitled to all the rights of a holder of this Debenture with respect to such amount of the Optional Redemption Amount.  The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. All principal amounts of this Debenture converted by the Holder after the Optional Redemption Notice Date shall reduce the Optional Redemption Amount of this Debenture required to be redeemed on the Optional Redemption Date, unless the Holder otherwise indicates in the applicable Notice of Conversion. The Company's determination to effect an Optional Redemption shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor's) initial purchases of Debentures pursuant to the Purchase Agreement.  To the extent redemptions required by this Section 6(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments.  In the event of a partial redemption of this Debenture pursuant hereto, the principal amount redeemed shall be deducted in reverse order starting from the final Monthly Redemption Amount to be paid hereunder on the final Monthly Redemption Date, unless the Holder otherwise indicates and allocates among any Monthly Redemption Dates hereunder in a written notice to the Company.  The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under this Section 6(a), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

  Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount (the "Monthly Redemption"). The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid upon 23 Trading Days' prior written irrevocable notice (a "Monthly Redemption Notice" and the date such notice is deemed delivered hereunder, a "Monthly Redemption Notice Date") in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (such Monthly Redemption Amount payable in shares, the "Monthly Conversion Amount") in an amount determined by dividing the applicable Monthly Conversion Amount by a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 90% of the lesser of (x) the arithmetic average of the lowest 10 VWAPs of the Common Stock during the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Monthly Redemption Date and (y) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Monthly Redemption Shares are issued and delivered to the Holder if such delivery is after the applicable Monthly Redemption Date (in each case, subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (the "Monthly Redemption Price") (such number of shares, the "Monthly Redemption Shares") (the period commencing on the applicable Monthly Redemption Notice Date through the later of (x) the applicable Monthly Redemption Date and (y) the date the applicable Monthly Redemption Amount is actually paid to the Holder in full, a "Monthly Conversion Period"); provided, further, that the Company may not elect not to pay the Monthly Redemption Amount in Conversion Shares unless (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly

  Redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder and (z) as to such Monthly Redemption, on the Initial Pre-Monthly Redemption Shares Delivery Date, the Company shall have delivered to the Holder's account with the DTC a number of shares of Common Stock to be applied against such Monthly Redemption Amount equal to the quotient of (x) the applicable Monthly Redemption Amount divided by (y) the lesser of (A) the Conversion Price and (B) 90% of the lesser of (I) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 Trading Day period ending on the Trading Day immediately prior to the applicable Initial Pre-Monthly Redemption Shares Delivery Date and (II) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Initial Pre-Monthly Redemption Shares are issued and delivered to the Holder if such delivery is after the applicable Initial Pre-Monthly Redemptions Shares Delivery Date (in each case, subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (such number of shares, the "Initial Pre-Monthly Redemption Shares"). In addition, in the event the Holder delivers an Acceleration Notice (as defined below) in accordance with the provisions set forth below, the Company shall deliver on the Trading Day immediately following receipt of such Acceleration Notice (such date, the "Additional Pre-Monthly Redemption Shares Delivery Date") to the Holder's account with the DTC a number of shares of Common Stock to be applied against such Monthly Redemption Amount equal to the quotient of (x) the applicable Accelerated Amount divided by (y) the lesser of (A) the Conversion Price and (B) 90% of the lesser of (I) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 Trading Day period ending on the Trading Day immediately prior to the date of delivery of such Acceleration Notice and (II) the arithmetic average of the 10 lowest VWAPs of the Common Stock during the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Additional Pre-Monthly Redemption Shares are issued and delivered to the Holder if such delivery is after the applicable Additional Pre-Monthly Redemption Shares Delivery Date (in each case, subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (such number of shares, the "Additional Pre-Monthly Redemption Shares" and together with the Initial Pre-Monthly Redemption Shares, the "Pre-Monthly Redemption Shares"). In lieu of paying any Monthly Redemption Amount in shares of Common Stock, the Company may elect to pay all or part of a Monthly Redemption Amount in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. On each Monthly Redemption Date, with respect to which the Company notified the Holder it shall pay the applicable Monthly Redemption Amount in whole or in portion in Common Stock, the Company shall deliver to the Holder a number of shares of Common Stock equal to the applicable Monthly Redemption Balance Shares. If (i) the Company notified the Holder on the applicable Monthly Redemption Notice Date that it shall pay the applicable Monthly Redemption Amount in whole or in portion in Common Stock and (ii) as a result of such payment of Monthly Redemption Amount in Common Stock, the Holder will exceed its Beneficial Ownership Limitation and the Holder does not waive the Equity Condition set forth in clause (g) of such definition, the Holder shall deliver a written notice to the Company on the Trading Day immediately following the applicable Monthly Redemption Notice Date that such Equity Condition is not satisfied or waived and specifying how many shares of Common Stock the Holder is able to receive without exceeding its Beneficial Ownership Limitation. If the Company fails to satisfy any Equity Condition (which failure is not waived in writing by the Holder) during the applicable Monthly Redemption Period, then at the option of the Holder, the Holder may (i) nevertheless require the Company to pay the applicable Monthly Redemption Amount in shares of Common Stock or (ii) require the Company to pay the applicable Monthly Redemption Amount (including any portion of the Pre-Monthly Redemption Shares in which case the Holder shall return such related Pre- Monthly Redemption Shares, which the Holder has not otherwise sold, transferred or disposed of, to the Company) payable on the applicable Monthly Redemption Date in cash. The Holder may convert, pursuant to Section 4(a), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder are due and paid in full. Unless otherwise indicated by the Holder in any such applicable Notice of Conversion, any principal amount of this Debenture converted during the applicable Monthly Conversion Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Amount payable in Conversion Shares. Unless otherwise indicated by the Holder in any such applicable Notice of Conversion, any principal amount of this Debenture converted during the applicable Monthly Conversion Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered up until such amounts are paid in full. The Company's determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor's) initial purchases of Debentures pursuant to the Purchase Agreement. Notwithstanding anything herein to the contrary, at the election of the Holder in its sole discretion, at any time prior to the second Trading Day immediately preceding any Monthly Redemption Date, the Holder may deliver one or more (I) written notices (each, an "Acceleration Notice") to the Company electing to accelerate the payment of all or any portion of up to 3 Monthly Redemption Amount(s) scheduled to be paid on future Monthly Redemption Dates after the applicable Monthly Redemption Date (such amount(s) accelerated, the "Accelerated Amount(s)") to be paid on the applicable Monthly Redemption Date (in addition to the Monthly Redemption Amount scheduled to be due on such Monthly Redemption Date), in which case, such Accelerated Amount(s) shall be added to (or create), and become part of, the Monthly Redemption Amount payable on such applicable Monthly Redemption Date only in Common Stock by including such Accelerated Amount(s) in the Monthly Redemption

  Amount payable only in shares of Common Stock for the applicable Monthly Redemption Date, such Accelerated Amounts to be deducted in reverse order starting from the final Monthly Redemption Amount to be paid hereunder on the final Monthly Redemption Date unless the Holder otherwise indicates and allocates among any Monthly Redemption Dates hereunder the applicable Acceleration Notice, and/or (II) written notices (each, a "Deferral Notice") to the Company electing to have the payment of all or any portion of a Monthly Redemption Amount payable on such Monthly Redemption Date deferred (such amount(s) deferred, the "Deferral Amount") until any subsequent Monthly Redemption Date selected by the Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, the Monthly Redemption Amount to be paid on such subsequent Monthly Redemption Date and such Deferral Amount shall continue to accrue Interest hereunder; provided, however, that the Holder may only elect to defer up to 4 Monthly Redemption Amount(s). Any Acceleration Notice delivered by the Holder pursuant to this Section 6(b) shall set forth the Accelerated Amount(s). Any Deferral Notice delivered by the Holder pursuant to this Section 6(b) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall be deferred to. All shares of Common Stock issued on a Monthly Redemption Date, an Initial Pre-Monthly Redemption Shares Delivery Date or an Additional Pre-Monthly Redemption Shares Delivery Date shall be validly issued, fully paid and nonassessable shares of Common Stock. Notwithstanding anything herein to the contrary, at the election of the Company in its sole discretion, the Company may deliver one or more written notices (each, a "Company Acceleration Notice") to the Holder and all the holders of the Other Debentures at any time on or prior to the Monthly Redemption Notice Date immediately preceding the applicable Monthly Redemption Date electing to have the payment of all or any portion of up to an aggregate of 2 Monthly Redemption Amount(s) (without giving effect to any Accelerated Amounts, Deferral Amounts or Company Accelerated Amounts) scheduled to be paid on future Monthly Redemption Dates after the applicable Monthly Redemption Date accelerated (such amount(s) accelerated, the "Company Accelerated Amount(s)") and paid on the applicable Monthly Redemption Date (in addition to the Monthly Redemption Amount scheduled to be due on such Monthly Redemption Date), in which case, such Company Accelerated Amount(s) shall be added to, and become part of, the Monthly Redemption Amount payable on such applicable Monthly Redemption Date but which shall only be paid in cash by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing by including such Company Accelerated Amount(s) in the Monthly Redemption Amount but payable solely in cash for the applicable Monthly Redemption Date, such Company Accelerated Amounts to be deducted in reverse order starting from the final Monthly Redemption Amount to be paid hereunder on the final Monthly Redemption Date. In no event shall the aggregate of all Company Accelerated Amounts under the Debentures exceed an aggregate of two (2) Monthly Redemption Amounts (without giving effect to any Accelerated Amounts, Deferral Amounts or Company Accelerated Amounts). Any Company Acceleration Notice delivered by the Holder pursuant to this Section 6(b) shall set forth the Company Accelerated Amount(s). If the Company elects to deliver a Company Acceleration

  Notice, then it must simultaneously take the same action in the same proportion with respect to the Other Debentures. Notwithstanding anything herein to the contrary, the Company shall not be permitted to deliver an Acceleration Notice, unless immediately after giving effect to the Monthly Redemption taking into account the payment of the applicable Monthly Redemption Amount including the applicable Company Accelerated Amount(s), (i) the Company shall maintain on deposit cash in an amount not less than $2,000,000 and (ii) the Company shall not be in violation of any financial covenant set forth in the Wells Fargo Facility.

  Forced Conversion. Notwithstanding anything herein to the contrary, at any time after the date the Company satisfies all Equity Conditions, provided that all the Equity Conditions have been satisfied (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Forced Conversion Notice Date through the Forced Conversion Date (each as defined below) (the "Forced Conversion Period"), the Company may cause the Holder to convert all or part of the then outstanding principal amount of this Debenture, provided, that the aggregate principal amount under this Debenture and the Other Debentures being converted pursuant to this Section 6(c) (and analogous provisions under the Other Debentures) shall be at least $1,000,000, or such lesser principal amount that is then outstanding under this Debenture and the Other Debentures plus, if so specified in the Forced Conversion Notice (as defined below), accrued but unpaid interest, liquidated damages and other amounts owing to the Holder under this Debenture, it being agreed that the "Conversion Date" for purposes of Section 4 shall be deemed to occur on a date not less than thirty (30) Trading Days nor more than forty (40) Trading Days following the Forced Conversion Notice Date (such date, the "Forced Conversion Date") (a "Forced Conversion"). The Company may exercise its right to cause a Forced Conversion under this Section 6(c) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of the Other Debentures (a "Forced Conversion Notice" and the date such notice is deemed delivered hereunder, a "Forced Conversion Notice Date"). The Forced Conversion Notice shall (i) state (a) the Forced Conversion Date, (b) the aggregate principal amount of the Debentures which the Company has elected to be subject to Forced Conversion from the Holder and all of the holders of Other Debentures pursuant to this Section 6(c) (and analogous provisions under the Other Debentures), (c) the number of shares of Common Stock to be issued to the Holder on the Forced Conversion Date, (d) the amount of accrued and unpaid interest and on such principal amount being converted, and (e) certify that all Equity Conditions have been satisfied as of the Forced Conversion Notice Date. The Company may not effect more than one (1) Forced Conversion. If the Company confirmed that there was no Equity Conditions Failure as of the applicable Forced Conversion Notice Date but an Equity Conditions Failure occurred between the applicable Forced Conversion Notice Date and any time through the applicable Forced Conversion Date, the Company shall provide the Holder a subsequent notice to that effect. If any Equity Conditions fails to be satisfied during the Forced Conversion Period (and is not waived in writing by the Holder) during such period, then at the option of the Holder the Forced Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Forced Conversion and the Holder shall be entitled to all the rights of a holder of this Debenture with respect to such amount of the Forced Conversion Amount. Unless the Holder otherwise indicates in a written notice to the Company, any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Debentures pursuant to the Purchase Agreement, provided that any voluntary conversions by a Holder shall be applied against the Holder's pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if only a portion of this Debenture is forcibly converted. The Company covenants and agrees that, until the Forced Conversion has occurred, the Forced Conversion Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 4. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of liquidated damages and limitations on conversions. In the event of a partial Forced Conversion of this Debenture pursuant hereto, the principal amount converted shall be deducted in reverse order starting from the final Monthly Redemption Amount to be paid hereunder on the final Monthly Redemption Date, unless the Holder otherwise indicates and allocates among any Monthly Redemption Dates hereunder in a written notice to the Company. If (i) the Company notified the Holder on the Forced Conversion Notice Date that it shall effect a Forced Conversion and (ii) as a result of such Forced Conversion, the Holder will exceed its Beneficial Ownership Limitation and the Holder does not waive the Equity Condition set forth in clause (g) of such definition, the Holder shall deliver a written notice to the Company on the Trading Day immediately following the applicable Forced Conversion Notice Date that such Equity Condition is not satisfied or waived and specifying how many shares of Common Stock the Holder is able to receive without exceeding its Beneficial Ownership Limitation.

  Real Estate Sale Or Other Redemption. If, at any time on or prior to the date that is six (6) months immediately following the Original Issue Date, (x) the Company effects one or more Real Estate Sale(s) or (y) the Company elects to redeem a portion of the outstanding Debentures with cash from a source other than one or more Real Estate Sale(s), the Company shall deliver a written notice thereof, if in the case of a Real Estate Sale, within five (5) Business Days prior to the occurrence or consummation of such Real Estate Sale, if any, by confirmed facsimile or electronic mail and overnight courier to all, but not less than all, of the holders of the Debentures (the "Real Estate Sale Or Other Redemption Notice" and the date such notice is deemed delivered hereunder, the "Real Estate Sale Or Other Redemption Notice Date"), notifying the Holder and the holders of the Other Debentures it shall redeem (a "Real Estate Sale Or Other Redemption") in cash the sum of (i) a portion of the outstanding principal amount of this Debenture, (ii) accrued and unpaid interest thereon and (iii) of all other amounts, costs, expenses and liquidated damages due in respect thereof (collectively, the "Real Estate Sale Or Other Redemption Amount"), equal to the lesser of (I) the Holder's Pro Rata Amount of the Available Proceeds and (II) the difference obtained by subtracting (x) the sum of the Holder's Pro Rata Amount of the Available Proceeds of the current

  Real Estate Sale Or Other Redemption and all Real Estate Sale Or Other Redemption(s), if any, effected prior to the applicable Real Estate Sale Or Other Redemption, from (y) the Holder's Pro Rata Amount of $5,000,000, provided, that if the dollar amount set forth in the foregoing clause (x) exceeds the dollar amount set forth in the foregoing clause (y), the dollar amount set forth in the this clause (II) shall equal zero (0) (the "Real Estate Sale Or Other Redemption Price") on the date such Real Estate Sale, if any, occurs or is consummated or otherwise within five (5) Business Days of the Real Estate Sale Or Other Redemption Notice Date (such date, as applicable, the "Real Estate Sale Or Other Redemption Date"). Each Real Estate Sale Or Other Redemption Notice shall (i) state the applicable Real Estate Sale Or Other Redemption Date and (ii) state the aggregate principal amount of Debentures which is subject to such Real Estate Sale Or Other Redemption from the Holder and all of the holders of the Other Debentures pursuant to this Section 6(d) (and analogous provisions under the Other Debentures) on the applicable Real Estate Sale Or Other Redemption Date. Each Real Estate Sale Or Other Redemption Notice shall be irrevocable.  Each Real Estate Sale Or Other Redemption Price is payable in full on the applicable Real Estate Sale Or Other Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company.  The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of any Real Estate Sale Or Other Redemption Notice through the date all amounts owing thereon are due and paid in full. All principal amounts of this Debenture converted by the Holder after a Real Estate Sale Or Other Redemption Notice Date shall reduce the applicable Real Estate Sale Or Other Redemption Amount of this Debenture required to be redeemed on the applicable Real Estate Sale Or Other Redemption Date, unless the Holder otherwise indicates in the applicable Notice of Conversion. Each Real Estate Sale Or Other Redemption shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor's) initial purchases of Debentures pursuant to the Purchase Agreement.  To the extent redemptions required by this Section 6(d) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments.  In the event of a partial redemption of this Debenture pursuant hereto, the principal amount redeemed shall be deducted in reverse order starting from the final Monthly Redemption Amount to be paid hereunder on the final Monthly Redemption Date, unless the Holder otherwise indicates and allocates among any Monthly Redemption Dates hereunder in a written notice to the Company.  The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under this Section 6(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

  Redemption Procedure. The payment of cash or issuance of Common Stock, as applicable, pursuant to an Optional Redemption, a Monthly Redemption, a Forced Conversion or a Real Estate Sale Or Other Redemption shall be payable on the applicable Redemption Date. If any portion of the payment pursuant to a Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of a Redemption Price remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Redemption, ab initio, and, with respect to the Company's failure to honor such Redemption, the Company shall have no further right to exercise such Redemption. Notwithstanding anything to the contrary in this Section 6, the Company's determination to redeem in cash or its elections under Section 6 shall be applied ratably among the holders of Debentures. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

  Pro Rata Redemption Requirement. If the Company causes a Real Estate Sale Or Other Redemption or elects to cause an Optional Redemption or a Forced Conversion or to deliver a Company Acceleration Notice, in each case with respect to less than all of the Debentures then outstanding, then the Company shall require redemption, conversion or acceleration, as the case may be, of the Debentures from the Holder and each of the holders of the Other Debentures equal to the product of (i) the aggregate principal amount of Debentures which the Company redeems or has elected to cause to be redeemed, converted or accelerated, as the case may be, pursuant to Section 6, multiplied by (ii) the fraction, the numerator of which is the aggregate principal amount of Debentures purchased by the Holder and the denominator of which is the sum of the aggregate principal amount of the Debentures purchased by the Holder and all holders holding outstanding Debentures (such fraction with respect to each holder is referred to as its "Allocation Percentage", and such amount with respect to each holder is referred to as its "Allocation Pro Rata Amount"); provided, however that in the event that any holder's Allocation Pro Rata Amount exceeds the outstanding principal amount of such holder's Debenture, then such excess Allocation Pro Rata Amount shall be allocated amongst the remaining holders of Debentures in accordance with the foregoing formula. In the event that the initial holder of any Debentures shall sell or otherwise transfer any of such holder's Debentures, the transferee shall be allocated a pro rata portion of such holder's Allocation Percentage and Allocation Pro Rata Amount.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the Required Holders shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

  other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

  other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

  amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers directors and employees of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers, directors and employees during the term of this Debenture;

  other than with respect to the Debentures and the Wells Fargo Facility, repay, redeem, defease, repurchase or make payments in respect of, or offer to repay, redeem, defease, repurchase or make payments in respect of any Indebtedness other than regularly scheduled principal and interest payments as such terms are in effect as of the Subscription Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

  pay cash dividends or distributions on any equity securities of the Company;

  enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made in the ordinary course of business in a manner and to the extent consistent with past practice on an arm's-length basis and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

  make, any change in the nature of its business as described in the Company's most recent Annual Report filed on Form 10-K with the Commission or modify its corporate structure or purpose;

  encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens;

  transfer any of their assets to a Subsidiary unless such Subsidiary is a guarantor pursuant to the Guarantee Agreement, provided, that the Company may transfer cash in an amount not to exceed (I) $5,000,000 in the aggregate or (II) $1,000,000 in any thirty (30) day period, to a Subsidiary that is not a U.S. Subsidiary in the ordinary course of business consistent with past practice; or

  enter into any agreement with respect to any of the foregoing.

Section 8. Affirmative Covenants. As long as any portion of this Debenture remains outstanding, unless the Required Holders shall have otherwise given prior written consent, the Company shall, and shall cause it Subsidiaries to:

  maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided that, notwithstanding the foregoing, the Company shall cause Stevia California, LLC to be, and remain, in good standing as of the date that is the sixtieth (60th) day after the Subscription Date;

  maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; and

  maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

Section 9. Events of Default.

  "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

    any default in the payment of (A) the principal amount of any Debenture, including, without limitation, any Monthly Redemption Amount or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely (I) in the case of a Monthly Redemption payment or other default under clause (A) above, is not cured within 3 Trading Days and (II) in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

    the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (x) below) which failure is not cured, if possible to cure, within 5 Trading Days a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

    any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

    the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

    the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves obligation(s) greater than, individually or in the aggregate, $500,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

    the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market or the Common Stock shall be suspended from trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 10 Trading Days;

    unless the Required Holders shall have otherwise given prior written consent, the Company shall be a party to a Change of Control Transaction;

    the Company does not meet the current public information requirements under Rule 144;

    the Company shall fail for any reason to deliver the applicable shares of Common Stock to a Holder prior to the tenth Trading Day after a Share Delivery Date pursuant to Section 4(c) or any Forced Conversion Date pursuant to Section 6(c) or after a Notice of Exercise (as defined in the Warrants) was delivered to the Company or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversions of any Debentures in accordance with the terms hereof or requests for exercises of any Warrants in accordance with the terms thereof;

    the electronic transfer by the Company of shares of Common Stock through the DTC is no longer available or is subject to a "chill";

    any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for, individually or in the aggregate, more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 60 calendar days;

    at any time following the fifth (5th) consecutive Business Day that the number of shares of Common Stock reserved for issuances of Common Stock pursuant to the terms of the Debentures and the Warrants is less than 130% of the sum of (A) the number of shares of Common Stock that the Holder would be entitled to receive pursuant to the terms of this Debenture (without regard to any limitations on conversion set forth in Section 4(d) or otherwise) and (B) the number of shares of Common Stock that the Holder would be entitled to receive upon exercise in full of the Holder's Warrants (without regard to any limitations on exercise set forth in the Warrants);

    the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in the Security Agreement to which it is a party;

    any material provision of the Security Agreement shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under the Security Agreement;

    the Security Agreement, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien (subject to Permitted Liens that have priority by law or contract) in favor of the Secured Parties (as defined in the Security Agreement) on any Collateral (as defined in the Security Agreement) purported to be covered thereby;

    if there shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, the documents evidencing or governing any Permitted Secured Indebtedness;

    any material damage to, or loss, theft or destruction of, any Collateral or a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance causes a Material Adverse Effect;

    a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred; or

    any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

  Remedies Upon Event of Default. Upon the occurrence of an Event of Default with respect to this Debenture or any Other Debentures, the Company shall within two (2) Business Days deliver written notice thereof via facsimile or electronic mail and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Debenture by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Debenture the Holder is electing to require the Company to redeem. Each portion of this Debenture subject to redemption by the Company pursuant to this Section 9(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the Mandatory Default Amount. To the extent redemptions required by this Section 9(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(b), but subject to Section 4(d), until the Mandatory Default Amount (together with any interest thereon) is paid in full, the principal amount of this Debenture submitted for redemption under this Section 9(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 4. In the event of a partial redemption of this Debenture pursuant hereto, the principal amount redeemed shall be deducted in reverse order starting from the final Monthly Redemption Amount to be paid hereunder on the final Monthly Redemption Date, unless the Holder otherwise indicates and allocates among any Monthly Redemption Dates hereunder in the applicable Event of Default Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under this Section 9(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 9(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. Commencing on the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the Interest Rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, that the interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 9(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 10. Rank. All payments due under this Debenture (a) shall rank pari passu with all Other Debentures and (b) shall rank senior to all other Indebtedness of the Company and its Subsidiaries, except as provided herein, in the Intercreditor Agreement or in any other intercreditor agreement entered into in connection with the Debentures.

Section 11. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 12. Miscellaneous.

  Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or electronic mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 12(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or electronic mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number, email address or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached to the Purchase Agreement or email to the email address set forth on the signature pages attached to the Purchase Agreement, in each case prior to 5:30

  p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or email to the email address set forth on the signature pages attached to the Purchase Agreement, in each case on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, (iv) when sent if sent by electronic mail, or (v) upon actual receipt by the party to whom such notice is required to be given.

  Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

  Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company agrees that all legal Proceedings initiated by or on behalf of the Company concerning the interpretations, enforcement and defense of the transactions contemplated by this Debenture (whether brought against the Holder or any of its affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Debenture), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. The Company hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder (or any of their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall commence an Action or Proceeding to enforce any provisions of this Debenture, then, in addition to the obligations of the Company under Section 4.10 of the Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding. Nothing contained herein shall be deemed or operate to preclude the Holder from an Action or Proceeding against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

  Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

  Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Debenture.

  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

  Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

  Secured and Guaranteed Obligation. The obligations of the Company under this Debenture are secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of December 30, 2014 between the Company, the Subsidiaries of the Company and the Secured Parties (as defined therein) and guaranteed by the Company's U.S. Subsidiaries pursuant to the Guaranty, dated as of December 30, 2014.

  Dispute Resolution. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the VWAP or the Conversion Price or any redemption price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Notice of Conversion or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile or electronic mail (i) the disputed determination of the Closing Bid Price, the Closing Sale Price or the VWAP to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed, or (ii) the Conversion Price or any redemption price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

  WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY OR ON BEHALF OF THE COMPANY AGAINST ANY OTHER PERSON IN CONNECTION WITH OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

S&W SEED COMPANY
By:__________________________________________ Name: Title: Facsimile No. for delivery of Notices: _______________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Debenture due ________ of S&W Seed Company, a Nevada corporation (the "Company"), into shares of common stock (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with any applicable prospectus delivery requirements under the applicable securities laws (or an exemption therefrom) in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: _____________________
Account No: ___________________

Schedule 1

CONVERSION SCHEDULE

The 8% Senior Secured Convertible Debentures due on November 30, 2017 in the aggregate principal amount of $____________ are issued by S&W Seed Company, a Nevada corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest